UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 13, 2009
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On November 16, 2009, RXi Pharmaceuticals Corporation (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2009, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.
     The information being furnished under this Item 2.02 in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 13, 2009, the board of directors (the “Board”) of the Company appointed Noah D. Beerman as a Class I director with a term expiring at the 2011 annual meeting of stockholders of the Company, filling a vacancy that was created when Tod Woolf resigned as a member of the Board on November 5, 2009. The appointment of Mr. Beerman as director was made pursuant to the terms of his employment agreement with the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by RXi Pharmaceuticals Corporation on November 16, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION
Date: November 17, 2009	By:	/s/ Konstantinos Andrikopoulos
		Name:	Konstantinos Andrikopoulos
		Title:	Vice President, Legal Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by RXi Pharmaceuticals Corporation on November 16, 2009.